AMENDMENT NO. 1 dated February 22, 2005, to the Contract dated January 12, 2005 by and between ECOIDEA S.R.L., ELECTRONIC SOLAR S.R.L., EUROPEAN WASTE SOLUTION, LTD., L&R ENERGY COMPANY LLC (collectively hereinafter referred to as the "PARTIES") and NATHANIEL ENERGY CORPORATION (hereinafter referred to as "NATHANIEL").

WHEREAS, the PARTIES and NATHANIEL are parties to a contract dated January 12, 2005 (hereinafter referred to as the "CONTRACT").

WHEREAS, the PARTIES and NATHANIEL desire to amend the CONTRACT upon the terms and conditions set forth herein.

NOW THEREFORE, the PARTIES and NATHANIEL hereby agree as follows:

1.                    Definitions.  Capitalized Terms used and not defined herein shall have the meanings ascribed to them in the CONTRACT.

2.                    Amendment of Completion Dates.

(a)                The date upon which GASIFIER Unit No. 2 must be completed and tested as set forth in Section 3.1 of the CONTRACT is hereby amended from on or before January 31, 2005 to on or before June 30, 2005 unless changed by mutual agreement of the PARTIES and NATHANIEL.

(b)                The date upon which GASIFIER Unit No. 1 must be completed and tested as set forth in Section 3.1 of the CONTRACT is hereby amended from on or before February 28, 2005 to on or before June 30, 2005 unless changed by mutual agreement of the PARTIES and NATHANIEL.

3.                    Amendment of Insufficient Energy Output.

(a)                Section 3.6 of the CONTRACT is hereby amended and replaced with the following:

If steam output is more than 15% lower than the guaranteed output, in accordance with the terms set forth in Section 3.3 of the CONTRACT, the penalty shall be a payment reduction to NATHANIEL of 1% of $1,451,000 for every 1% more than the 15% lower steam output.  For example, if the steam output is 16% lower than the guaranteed output, in accordance with the terms set forth in Section 3.3 of the CONTRACT, the total payment of $1,451,000 as set forth in Section 1.1 and 3.5 of the CONTRACT shall be reduced by $14,510.

4.                    Payment of Advance to Nathaniel.

(a)                At the signing of this Amendment No. 1 to the CONTRACT, (hereinafter referred to as the "AMENDMENT") ECOIDEA, on behalf of L&R and as partial payment of the credit assignments detailed in the Agreement, will pay NATHANIEL U.S. $50,000 followed by an additional $250,000 on or before March 15, 2005 as a second installment of the contract price set forth in the Gasifier Agreement. This payment will occur by means of a wire transfer made to the account number specified by NATHANIEL.

(b)                The payment due to NATHANIEL in the regard to GASIFIER Unit No. 2 in Section 1.2(b) of the CONTRACT shall be revised from U.S. $750,000 to U.S. $450,000 upon NATHANIEL’s receipt of, and to account for, the U.S. $300,000 payment set forth in Section 4 (a) of this AMENDMENT.

5.                    Technical Assistance and Support.

In addition to the provisions set forth in Section 1.4 of the CONTRACT the following provisions are added:

(a)                Commencing on completion of the Analysis and Report as defined in Section 6 below and upon mutual agreement between the PARTIES and NATHANIEL, NATHANIEL shall provide up to (1) qualified engineer and (1) technical person on-site at the PLANT who will rotate with each other to provide technical assistance for the final start-up of the GASIFIERS.

(b)                The PARTIES shall pay NATHANIEL U.S. $40,000 per month for the technical assistance and support set forth in Section 5 (a) of this AMENDMENT.  Each monthly amount shall be paid to NATHANIEL in advance by no later than the 1st day of each month.  (Removed start date)  Such payments shall be made by means of wire transfers made to the account number specified by NATHANIEL.

6.                    Analysis and Report.  NATHANIEL shall arrange for two (2) power plant experts to inspect the PLANT during the first week of March 2005 and provide a report and analysis to NATHANIEL and ECOIDEA on potential improvements to the PLANT that may be considered by the PARTIES and NATHANIEL.

7.                    Full Force and Effect of the Contract and Amendment.  The CONTRACT, as amended by this AMENDMENT shall continue in full force and effect in accordance with the terms of the CONTRACT, as amended by the AMENDMENT.

8.                    Contractual Document.  This AMENDMENT, drawn up in five originals, one of each of the undersigned parties, consists of 2 (two) pages and 8 (eight) sections, including the present one, and is initiated in the margins by the undersigned parties, and signed below.

Each original copy of the present AMENDMENT contains the Italian version of the text and its English translation.  In the event of any inconsistency or difference, the parties agree that the original ENGLISH text will prevail.

NATHANIEL ENERGY CORPORATION By: /s/ George A. Cretecos George A. Cretecos	ECOIDEA, S.R.I. By: /s/ Augusto Pizzolo Augusto Pizzolo
ELECTRONIC SOLAR S.R.I. By: /s/ Giovanni Antonello Giovanni Antonello	EUROPEAN WASTE SOLUTIONS, LTD. By: /s/ Giovanni Licursi Giovanni Licursi
L & R ENERGY COMPANY, LLC By: /s/ Richard Franks Richard Franks